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Exhibit 5.1

15 December 2014

To:
Georgia Worldwide PLC
6th Floor, 11 Old Jewry
London EC2R 8DU
United Kingdom

Dear Sirs

Georgia Worldwide PLC (the "Company")—Acquisition of International Game Technology ("IGT") by GTECH S.p.A. ("GTECH")

1.
INTRODUCTION

1.1
The Mergers

  We have acted as English legal advisers to the Company, an English public limited company, and the Company's parent, GTECH, an Italian joint stock company, in connection with the mergers of (a) GTECH with the Company; and (b) IGT with a newly incorporated subsidiary of the Company (the "Mergers"), and in connection with the preparation and filing of the draft joint proxy statement/prospectus included in the registration statement on Form F-4 (File No. 333-199096) (such draft registration statement including the documents incorporated by reference therein, the "Registration Statement") filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act"). In connection with the Mergers, it is proposed that the Company will issue up to:

  1.1.1
  230,173,411 ordinary shares of a nominal value of $0.10 per ordinary share; and

  1.1.2
  230,173,411 special voting shares of a nominal value of $0.000001 per special voting share,

    (together, the "Shares").

1.2
Defined Terms

1.2.1
Headings in this Opinion are for ease of reference only and shall not affect its interpretation.

1.2.2
All references in this Opinion to paragraphs mean paragraphs in this Opinion.

1.3
Legal Review

  In connection with the giving of this Opinion:

  1.3.1
  we have reviewed only the documents referred to in paragraph 1 of Schedule 1 (Documents, Searches and Enquiries) and conducted only those searches and enquiries referred to in paragraph 2 of Schedule 1 (Documents, Searches and Enquiries);

  1.3.2
  we have not verified the facts or the reasonableness of any statements (including statements as to foreign law) contained in the Registration Statement;

  1.3.3
  we have not been responsible for ensuring that the Registration Statement contains all material facts;

  1.3.4
  we have not been responsible for ensuring that the Registration Statement complies with the requirements of any competent authority; and

  1.3.5
  we have not been responsible for ensuring that any issuance of Shares registered on the Registration Statement complies with legal and regulatory requirements of any jurisdictions.

1.4
Applicable Law

  This Opinion is governed by English law, relates only to English law as applied by the English courts as at today's date and does not extend to the laws of any other jurisdiction. All non-contractual obligations and any other matters arising out of or in connection with this Opinion are governed by English law.

1.5
Taxation

  We express no opinion on any taxation matter, and none is implied or may be inferred.

1.6
Assumptions and Reservations

  This Opinion is given on the basis of the assumptions set out in Schedule 2 (Assumptions) and is subject to the reservations set out in Schedule 3 (Reservations). This Opinion is strictly limited to the matters stated in paragraph 2 and does not extend to any other matters.

2.
OPINION

  We are of the opinion that when (i) the Mergers become effective; and (ii) valid entries in the books and registers of the Company are made, the Shares when issued by the Company will be validly issued in accordance with the Companies Act 2006 and the Merger Effective Date Articles (as defined in paragraph 1 of Schedule 1 (Documents, Searches and Enquiries)) and will be fully paid or credited as fully paid and no further amounts will be payable to the Company in respect of the issue of those shares (subject to the transfer of valid consideration to the Company at least equal to the aggregate nominal value of the Shares for the issue thereof).

3.
ADDRESSEES AND PURPOSE

3.1
This Opinion is provided in accordance with the instructions of our clients, GTECH and the Company, in connection with the Mergers. It may not, without our prior written consent, be relied upon for any other purpose or be disclosed to any other person, save as provided in paragraph 4 below.

3.2
This Opinion is given on the basis that any limitation on the liability of any other adviser to all or any of the persons to whom this Opinion is addressed, whether or not we are aware of that limitation, will not adversely affect our position in any circumstances.

4.
CONSENT TO FILING

  Notwithstanding the foregoing, we hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to all references to our firm included or made a part of the Registration Statement in respect thereto. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the US Securities Act of 1933, as amended or the rules and regulations of the Commission thereunder.

Yours faithfully

Clifford Chance LLP

SCHEDULE 1
DOCUMENTS, SEARCHES AND ENQUIRIES

1.
DOCUMENTS

(a)
A copy of the Registration Statement filed with the Securities and Exchange Commission on the date hereof.

(b)
A copy of the certificate of incorporation of the Company.

(c)
A copy of the certificate of re-registration of the Company dated 16 September 2014.

(d)
A certified copy of the articles of association of the Company.

(e)
A copy of the draft articles of association of the Company proposed to be adopted with effect from the effective date for the Mergers (the "Merger Effective Date Articles").

  For these purposes "certified" means certified by the company secretary or a director of the Company as a true and complete copy of the relevant original document or a true and complete extract from the relevant original document, as the case may be.

2.
SEARCHES AND ENQUIRIES

(a)
A search was conducted with the Registrar of Companies in respect of the Company on 15 December 2014, which has not revealed any order or resolution for the winding up of the Company or any notice of appointment in respect of a liquidator, receiver, administrative receiver or administrator.

(b)
An enquiry by telephone was made at the Companies Court in London of the Central Index of Winding Up Petitions at 11:29 a.m. on 15 December 2014 with respect to the Company, which has not revealed any petition for the winding up of the Company as having been presented.

 SCHEDULE 2
ASSUMPTIONS

1.
ORIGINAL AND GENUINE DOCUMENTATION

(a)
All signatures, stamps and seals are genuine, all original documents are authentic, all deeds and counterparts were executed in single physical form and all copy documents are complete and conform to the originals.

(b)
Any certification referred to in Schedule 1 (Documents, Searches and Enquiries) is correct in all respects.

(c)
The copies of the certificate of incorporation, certificate of re-registration and articles of association of the Company provided to us are accurate and complete as of the date of this Opinion.

(d)
The copy of the Merger Effective Date Articles provided to us is accurate and will be adopted without amendment with effect from the effective date for the Mergers.

2.
CORPORATE AUTHORITY

(a)
Prior to the allotment of the Shares, a meeting of the board of directors and/or an appropriately authorised committee of directors of the Company, being quorate, will be duly convened and the appropriate resolutions providing for the issue of the Shares will be validly passed conditional only on the Mergers becoming effective and, in each case, such resolutions will remain in full force and effect, not having been amended and revoked, at the time of allotment of the Shares.

(b)
Prior to the allotment of the Shares, a meeting of the shareholder(s) of the Company, being quorate, will be duly convened and the appropriate resolutions (i) adopting the Merger Effective Date Articles; and (ii) authorising the directors of the Company for the purposes of section 551 of the Companies Act 2006, to exercise all of the powers of the Company to allot up to the aggregate nominal value of the Shares as at the date of allotment of the Shares, will be validly passed conditional only on the Mergers becoming effective, which resolutions will remain in full force and effect, not having been amended and revoked, at the time of allotment of the Shares.

(c)
Each director of the Company has disclosed or will disclose at or prior to the date of allotment of the Shares any interest which he or she may have in the Mergers, and any potential conflicts such directors have in respect of the Mergers have been approved, in each case in accordance with the provisions of the Companies Act 2006 and the Company's articles of association and none of the directors has any interest in the Mergers except to the extent permitted by the Company's articles of association.

(d)
In resolving to issue the Shares, the directors of the Company will act in good faith to promote the success of the Company for the benefit of its members as a whole and in accordance with any other duty, breach of which could give rise to such transactions being avoided.

(e)
At or prior to the date of allotment of the Shares, no other shares of the Company will have been allotted, and no rights to subscribe for or to convert any security of the Company into shares of the Company have been granted, pursuant to the authorities referred to in paragraph 2 of this Opinion other than the Shares to be issued by the Company in connection with the Mergers.

3.
SEARCHES AND ENQUIRIES

  There has been and will be prior to the date of allotment of the Shares no alteration in the status or condition of the Company as disclosed by the searches and enquiries referred to in Schedule 1 (Documents, Searches and Enquiries) and those searches and enquiries are complete and accurate in all aspects. However, it is our experience that the searches and enquiries referred to in paragraphs 2(a) and 2(b) in Schedule 1 (Documents, Searches and Enquiries) may be unreliable. In particular, they are not conclusively capable of disclosing whether or not insolvency proceedings have been commenced in England, nor do they indicate whether or not insolvency proceedings have begun elsewhere.

4.
OTHER LAWS

  All acts, conditions or things required to be fulfilled, performed or effected in connection with the Shares under the laws of any jurisdiction other than England have been duly fulfilled, performed and effected.

 SCHEDULE 3
RESERVATIONS

1.
LIMITS ON SCOPE OF OPINION

(a)
No opinion is given:

(i)
as to the title to the Shares including, but without limitation, as to whether the legal and beneficial ownership of the Shares is vested in any particular person;

(ii)
on any issues which may arise out of or relate to the giving of financial assistance pursuant to the Companies Act 2006;

(iii)
as to whether a foreign court (applying its own conflict law) will act in accordance with any agreement by the Company, GTECH and/or IGT in connection with the Mergers as to jurisdiction and/or law; or

(iv)
on the impact on the Mergers of the competition laws of any jurisdiction including the laws of England and of the European Union.

(b)
We expressly disclaim any responsibility to advise you of any development or circumstance of any kind, including any change of law or fact, that may occur after the date of this letter that may affect the opinion expressed herein.

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  Exhibit 5.1
SCHEDULE 1 DOCUMENTS, SEARCHES AND ENQUIRIES
SCHEDULE 2 ASSUMPTIONS
SCHEDULE 3 RESERVATIONS